Exhibit 99.2

Credit Suisse Conference: Tidewater

Event ID 190194

Arun Jayaram: Yes, very pleased to have Tidewater, the largest OSV operator in the world to talk about some of the trends they’re seeing in the international and domestic OSV market. Very pleased to have Quinn Fanning, who is the CFO, and then Joe Bennett here to kick it off. Joe?

Joe Bennett: Thank you, Arun. It is always a pleasure to be here. I’ve done this now for six, seven years. And it’s interesting. Every year, I kind of start off with kind of what’s happening, not necessarily in the industry, but around our own life and having been a New Orleans native for 50 years of my life, I’ve been here on Mardi Gras Day and have been able to say, “Oh! I miss Mardi Gras,” and been here post-Katrina and with the struggles there and never ever thought I’d be here three days before the Saints play in the Super Bowl. So, you’ll hear a little bit about that today.

It is a pleasure — our disclaimer statement, as we always say, but I’ll go a little bit further this time and disclaim the fact that unfortunately, you got to add a little levity to these presentations every once in a while. And if you’re not a Saints fan or specifically a Colts fan, you’re going to see a little Saints touch to this. And when you wait 42 years for something to happen, you’ll just have to put up with this for a little bit.

Having said that, we actually are changing our logo for the next three days and for the people that don’t know it, what we a kind of anchor T logo and we’ve caught Saints fever too, so we kind of took that and hopefully add the magic of the fleur-de-lis and changed our T to a little fleur-de-lis look. So — but anyway, let’s move forward, let’s get into the real stuff.

Safety, as Arun and everyone else knows is a top priority here at Tidewater. We kind of shock people with this new slide and we talk about the fact that how important it is — or just how dangerous safety is, and Dean Taylor, our Chairman came up with this a few years ago and now we’re starting to actually use it in some advertisements, etc. on safety. Operating safely is like holding the head of a snake, and we sit here today and it’s been 18 months since we’ve had a lost time accident. 57 million man hours since we had a lost time accident, knock on wood, but boy, all that can change in a second, no different than holding that head of the snake, and you let it go for one second, and it’s going to turn and bite you.

So keep that in mind. We also remind everyone just how difficult it is when you see the safety stats in a slide or two. Please remember that this is our workplace. This is what the guys in the trenches are doing every day, granted the weather isn’t this bad every day, but that’s what they are dealing with, a moving platform, moving cargo in and out. It’s very, very dangerous. So it makes the safety results even more interesting.

Securing our people and our assets are foremost. And as you see some of these pictures, we just got some in and operating in certain parts of the world. These actually came from Nigeria. We’re actually on a few of our boats now are being forced to put cages around our pilothouse to keep people from entering, and you see some other slides here. This isn’t one of our boats, but it’s an armed boat that’s patrolling the waters around Nigeria. This is what our guys and ladies deal with in places like West Africa.

And besides that, here is one of our boats heading out, to a job and there they are kind of weaving their way through. So safety comes in different forms where people go — how could you — how could you let your boat be manned by a pirate—or they’re going through this every day. And there’s only certain measures that we can take. We do not arm our own boats because that will develop a lot more problems in dealing with that.

So it is a phenomenal amount of emphasis that is placed on safety, and the results are incredible, we are very proud of it. Our total recordable incident rate is better than most of these other companies that you see listed here, who are known for great safety records. And as you start distinguishing boat companies as our customers do, safety is very, very important. It has become — our safety record has become their safety record. Chevron, our number one customer worldwide — when we have an incident while working for Chevron, it hits their safety performance and safety bonuses. So it is that important.

Tidewater today, I will go through a few things that either I or Quinn will expand on. And I swear, this will be the last Saints or New Orleans, kind of who dat, well, this is who dat is. We’ve covered our safety record. We hope to continue with that, but we got to hold the head of that snake. An unmatched and a growing global footprint, 50 years now, we’re up to about 54 years of working internationally, which is important, especially these days, and we believe that that will continue to grow and expand.

Our fleet is positioned to earn solid returns. We have earned solid returns the last at least three fiscal years, we’re a March year-end. Certainly this year is — like every other company, isn’t as good as what the last three years have been, but we’re still earning in excess of our WACC this current fiscal year, and we’ll continue to try to provide on a through cycle basis good, solid returns and consistent returns. A strong balance sheet, and Quinn will cover that later on in the financial report, but no net debt at the end of December, not too many companies and especially vessel companies can say that.

And the last two slides are really our re-investment into our business. We continue to invest in new vessels with expanded capabilities, and more important these days especially, disposing of our old fleet. And again, we will have a slide in a second that shows that. We’ve taken 38 deliveries in the last 21 months and have 36 either under construction or committed to purchase at the end of December.

And our plan is to do much more than that. And we have a track record, we think of some pretty prudent capital management. We’ve re-invested and re-built our fleet. We’re not finished yet. We’ve paid dividends consistently over time and had share repurchase programs over time too.

Our strategy. I listened to one of our Board members, Cindy Taylor’s presentation this morning, and she had a strategy slide that showed some changes. Her strategy had changed from last year to this year. Ours hasn’t changed a whole lot. Certainly we react to the markets and do some detailed things a little bit different, but the — our culture is a real competitive advantage for us, we’re very safety oriented, and none of those things change. We maintain maximum financial flexibility to deal with uncertainties because we certainly have uncertainties in our business, selectively deploy cash to renew our fleet and opportunistically use our balance sheet. Those fundamentals haven’t changed, at least in the last ten years, as we’ve gone through this rebuild cycle for our own company. Making the right acquisitions at the right price, at the right time is very, very important, and one of our biggest decisions that we have to make in investing in this capital-intensive business, where assets are expected to last for 25 to 30 years.

So let’s look at a little backdrop of the industry and kind of where we sit in it. Here, ODS-Petrodata is probably the best at tracking vessel activity, rig activity, we think. They believe at the end of December that there were about 2,400 vessels, anchor handlers and PSVs, in the worldwide market. They also believe if you look at it from the year built scenario, that probably in round numbers about 900 were built older than 25 years ago and are past their prime. They had been maintained over the last several years past their prime, because business was so good. There weren’t enough new boats in the industry to service the rig market, construction market, et cetera.

They also suggest that there’s about 520 or so new boats under construction today. They put those reports out formally and then turn around and in some recent conferences suggested that their gut tells them, and it’s only a gut reaction, that probably somewhere in the range of 400 or so of those will be built and delivered, and that not all of the 523 will be delivered, and that’s our belief too.

So the real thesis of our whole situation as far as the capacity issue is concerned is, sure, there’s new boats coming on, and there is significant numbers of old boats going away. And we have a history that we’ll show you in a second that proves that point, at least for us. So where do we sit in that whole equation? Again for anchor handlers and PSVs, the core of our business, we have 275 of those classes of boats, and then you see the next closest competitor is around 100 and then down from there. And the fact is, we operate in a very fragmented business. Lots of mom and pops all over the world and that presents challenges to us without a doubt.

But people also look at Tidewater, there are a lot of — but you are the old boat operator, you have issues with your old boats and they’re right. They’ve provided us tremendous returns, especially over the last four or five years. And as I said, they will be going away, but you look at those slides, there is 275 that we have, 107 are new boats for us. So if you forget about our old boats for a second, we have the largest fleet compared to our competitors of brand-new equipment. And certainly many of those competitors have a share of old boats that would be in their numbers also. So keep that in mind. I don’t think we get enough credit for the number of new boats that we have operating in our fleet. At the end of December, we were up to about 165 new boats in our fleet operating day in day out – a large fleet.

How do we look? Everyone wants to compare the vessel to rig ratio. There are, as I said, about 2,400 boats that include stacked equipment, boats that aren’t working. There are about 550 global rigs working today, jack ups, floaters, et cetera. So a 4.3 vessel to rig ratio, it’s not that all of our boats work with rigs, they don’t, but this is a good barometer of activity. So the real question is, there’s 145 rigs under construction. You’ll figure out our business, if you can answer the question of when those 145 rigs, which consist of both jack ups and drill ships and semis, when they are delivered, what happens to the old rigs? Do they continue to work? And if they do, for the most part, then the boats side of the business we believe is in great shape even with the number of new boats that are being delivered. If the number of jack ups for instance go away, the older ones go away, then it’s more of an issue, but we still have a significant number of old boats that are going to go away and it’s going to help balance that market.

Looking at the working rig count, and I compare it to the June of ‘08 time frame because that was kind of the peak of the market, year and a half ago. So you see the numbers and then the working rig count at the end of December, again this is all ODS-Petrodata, so you see 317, a drop of 62 jack ups. And certainly, as is obvious here, the floater market has survived very, very well. The jack up market has got hit hard. Gulf of Mexico accounted for 34 of the 62 drop, and we’re not a big player in the Gulf of Mexico anymore. We’re over 90% international now. So that’s not as significant to us anymore. So it leaves an extra 20-something rigs down in the rest of the world.

And actually, looking at this slide, because I’ve updated it from September of ‘09 to December of ‘09, the jack up count went from 310 up to 317, not a major move, but boy, it sure is nice to have that number going back up again. And I think the expectation in ‘10 is that that number will continue to grow, I don’t think at a great pace, but I think it will grow.

So then you drill down a little bit further, and I think it’s very important to appreciate who your customers are during a cycle like this, and how we tackle, because I think a lot of people wanted to tie us almost solely to the jack up market and that’s not true. So again we’ve looked at the number of rigs working, and when you look at our top 10 customers and you’ll see those top 10 customers account for about 60 plus percent of our revenue stream. You can see they are much more geared to the floater market than they are to the jack ups, and the fact is PEMEX, even though they’ve had their issues lately, still have a significant part of their jack up market and they are one of our top 10 customers.

Our international strength, as I mentioned before, 50-plus years, 31 of the 33 boats that are under construction for us are being built in international yards, which means in the future, they can only work internationally because of the Jones Act restrictions here in the U.S. We like it there, longer-term contracts, a much more consistent level of operations, and a solid customer base of NOCs and IOCs for us. Here’s the breakout, this is actually last fiscal year but it’s pretty consistent this current year. Top ten customers include five super majors, four NOCs, one large independent. That tells me that those are the guys that are continuing to spend money. You’ve seen some E&P surveys now that have come out and certainly the majority of them are going to spend more money, so they say in ‘10 than they did in ‘09, that bodes well for us.

Here’s the spread of our vessels, and we’ve taken out the stacked equipments, so these are actual active vessels that are working or available to work. And again, you see 94% of our pure vessel count is international for us, only 6% of our fleet count is domestic, a few boats on the West Coast, the rest in the Gulf of Mexico. And our real strength in Latin America, specifically in West Africa, up and down the coast, a little bit in the Middle East and we certainly view the Middle East as a growth area, as we do most of these areas in the future and the Far East with about 50 pieces of equipment operating. You compare that to — in round numbers ten years ago, where the split was 65% international, 35% domestic. So we’ve moved our fleet and our emphasis internationally.

And we continue to grow the largest new fleet in the business. We continue to reinvest and hopefully strive for this balance between performance, growth and financial strength. And we have continued our new build program and acquisition program started in the year 2000, so it’s been ten years. For most of that time, we have grown organically. We’ve done very few acquisitions, even though our priority was to do acquisitions, to not add to the worldwide fleet but the fact is the premiums being demanded, especially through that up cycle, which was way too high for our liking. Now our emphasis is even more much so on acquisitions, whether that’s one or two boats at a time or five or ten or company-wide fleets. So we’re stressing that part much more.

If you keep the report card on us, 214 boats we’ve committed to over the last ten years, $3.1 billion of investment of which at the end of December, we had already funded almost $2.6 billion of that, and 163 new boats in the fleet operating at the end of December. As I mentioned before, 36 that are either under construction, we had committed to buy three new boats, which have all now closed in the month of January, early February, but here is our delivery schedule. Nine of these 36 to be delivered — expected to be delivered in the March quarter, this current quarter; 12 next fiscal year, 13 in fiscal ‘12, and then two remaining thereafter, and the CapEx associated with it, $183 million in this quarter. It’s a high CapEx number for us for a quarter, and then $191 million, $141 million in the next couple of years, all well expected to be handled out of internal cash flows.

We talk about making acquisitions, and you remember what I said earlier — the right equipment, at the right price, at the right time and most of our issues have been with a right price. We haven’t wanted to pay it. Every once a while, where we’ll run into, boy, we can get a great deal on this fleet, but it is not quite the right equipment. Well, this was one of those. We talk about supply boats and this just didn’t quite hit the mark for us, but we could have gotten it for a great price.

Anyway, my last slide before turning it over to Quinn is what are we doing in disposing of our old equipment. Again, the ten-year kind of track record, we’ve disposed of alone, not the industry but just Tidewater, almost 500 vessels, 400 of which have been sold. The vast majority, probably at least 95% of those have been sold outside of the industry. They do fishing, they go down to the Caribbean. There’s a real secondhand market, they do security work now in West Africa, things like that. We’ve scrapped about 90 of those vessels. So we’ve done our part to dispose of old equipment and while adding and looking at this new fleet of 340 boats, of which once we get the 36 that we just talked about in, and 200 old boats — I mean new boats and the emphasis being placed on adding to that number hopefully significantly as we move forward.

So with that, we’ll get into some financial slides and turn it over to Quinn.

Quinn Fanning: I have no Saints slides, but as a former Cubs batboy, I can empathize with a lot of Joe’s thoughts. This is the report card for Tidewater from an EPS perspective. For the last six years, I guess would be a 50% compound annual growth rate in earnings. As you can see, the bottom is the end of year stock price. At times, the market has been a wind at our back and at times, it’s been a wind in our face. Where we stand today through three quarters of the fiscal year, we’ve reported $3.89 in earnings. I think first call for 4Q is at $1.08 or something like that. So, the market expectation is for about $5 of earnings for our fiscal 2010.

And I guess I’ve only been with the company for about a year-and-a-half. There’s been times that Dean has talked to investors in different environments about what could this company could generate in the way of earnings. I think at the time, he said, “well, one time we generated $5 of earnings a share; someday, we could do that again.” And clearly, we’ve exceeded that in what looks like is either a cyclical trough, or even the beginning of some recovery phase, we’re probably in about $5 a share. So we think we’ve made some good decisions in terms of our capital program and cost structure that is allowing us, again, to generate about $5 of earnings with essentially a zero leverage balance sheet in a cyclical trough.

The numbers behind this, which I focus on largely, is our return on invested capital over the period of time. We think that we can generate mid-teen unleveraged returns on a through cycle basis. In the last couple of years, which most would agree has been a reasonably good market, we are generating on average 17% to 18% returns on invested capital. That’s after tax and unleveraged. Our weighted average cost of capital as we see it is 9% to 10%, and that’s a real weighted average cost of capital, not ignoring option values embedded in converts, and things like that. So, we think we are actually running the company on a pretty decent basis from a capital perspective.

This next slide will give you a sense for where we stand from a financial perspective. As we mentioned, zero net debt. We’ve got about $335 million of cash on the balance sheet as of the quarter just reported; a similar amount of total debt, $275 million of which is long-term. We’ve got a $25 million current maturity. So, again, an equal amount of cash and debt. We don’t necessarily believe that to be an optimal capital structure. It reflects a certain prudency as shipyard pricing got a little frothy and secondary market pricing was even beyond that, so we backed off of our capital commitments in the latter half of calendar year 2008. Quite frankly, much to the consternation of some investors who had been arguing that you should double down on your capital commitments at what we saw was the cyclical peak, and doing leveraged buybacks and things like that. We resisted that and ultimately have ended up, I think, in a better financial position to take advantage of the market that we have today, in terms of stepping up our investment program.

The other thing I’d mention is, we did renew our revolver, extended it by three years and increased its size by 50%, pretty much in the depths of the financial crisis. So I think we’ve got reasonably strong backing from the financial community. No question, the price of tea had gone up in terms of bank capital. But as a result, we have about $750 million of unused liquidity between cash in the balance sheet and revolver capacity, which we think is a reasonably good down payment in terms of firepower if opportunities arise.

This next slide is just the highlights of the first nine months of our fiscal year compared to the prior year. I’d just make two points here. One is clearly customer activity levels are what’s driving demand for our equipment and our competitors’ equipment, and the rates we were able to generate off of it. So we have a limited amount of control over our revenue base, but we do have a lot of control, as I mentioned, over the timing and amount of our capital commitments, where we think we’ve done a reasonably good job.

We also have an ability to control operating expenses through stacking equipment. And by doing so in a rather aggressive manner, we’ve been able to maintain margins, certainly off 5, 6 points from their cyclical peak, but still very respectable mid-40 type percent cash operating margins on the business. And the guidance that we’ve been giving lately is that we think we’re kind of in a 46-ish percent zip code in terms of cash operating margins, which hopefully will gather some momentum behind them, as we take additional deliveries into the fleet and the balance between older and newer equipment works in our favor. But also as the market picks up, we think we’re very well positioned in terms of earnings momentum in a better market.

The other point I would make here, apart from the coming quarter, where we’ve got a reasonably significant spend level with our construction program, the business is self-financing. As you can see, cash flow from operations and in this snapshot and certainly in any scenario that we can model, positively or negatively, and the business is self-financing and our need to do external financing is only associated with being opportunistic. But we can execute on the business plan that our Board has approved, and that we’ve been articulating the market without accessing the market [for financing].

The second slide though will give you some sense of how we’ve been spending the money that we’ve been generating over the last couple of years. These bars aggregate about $3.5 billion, $2.7 billion of which has been CapEx, the vast majority of which has been our construction in progress. Maintenance CapEx for the business is $40 million, plus or minus per year. And so a lot of this is new equipment.

As part of our fleet renewal program, we have made about $3 billion of commitments, $2.3 billion of which has been spent in this ten-year period. The balance will be associated with the construction in progress that’s still out there that Joe described. We’ve also paid a dividend, I think the highest-yielding stock in the oilfield services sector. I’m not sure that’s something that we’re proud of. We would certainly like to get that dividend yield down with a higher stock price, but you’ll decide that more that we will. And then the orange bar, as you see here, is occasionally we have bought back a reasonably significant amount of stock and over this period of time, it’s been in excess of $0.5 billion. And again, all of those outflows of $3.5 billion have resulted in the zero net debt balance sheet that we have with more than ample liquidity.

This slide will give you a sense for where earnings and earnings growth will come from. This is actually a couple of quarter old slide. It was put together as part of the different theme that I’ll get into in a second, but this is the cash operating margin generated from the old versus the new vessels. The quarter just completed, we were at a run rate of about 80% to 81% of our margins coming from the new vessels. The balance of, I think, 19.5% coming from the old fleet. That yellow line hopefully is the proof behind my [earlier] statement that we’ve done a reasonably good job in maintaining margins even in a deteriorating market. But the new bar is what we’ll be growing over time, and as Dean mentioned in our earnings call, I think when we get to 90%, we’re going to stop apologizing for being the “old vessel company,” if 90% of our cash operating margins are coming from new equipment.

This slide is intended to address an issue that’s been brought up by investors in the past, which is “what is the earnings replacement challenge, if you will, from the retirement of the old vessels if you believe these 800 or 900 vessels are going to get pushed out of the fleet because of age or customer requirements changing”. Again, this is starting with the first quarter, when we really saw kind of things rolling over a little bit. You’ll see, if we took out about two-thirds of our older vessels, it cost us a little less than $35 million in cash operating margin at the average day rates and utilization that we were experiencing two quarters ago. What I’ll fold in here is the margins generated from day rate, utilization assumptions and that we are realizing (or were realizing within the last couple of quarters) on the new fleet. I should say that rate more than compensates for the lost earnings from the old fleet. And at least from our perspective, if you sensitize this for a day rate and utilization, we think that we’ve got lots of upside potential or potential upside potential in a firmer market.

In fairness, the $156 million starting point here was $126 million in the quarter just completed, so we’re starting from a lower base. But the vast majority of the earnings that we’ve lost has been as a result of stacking older equipment, lower utilization on older equipment, and to a lesser extent on day rate trends, which I had mentioned on the call the other day. Quarter-over-quarter, rates are down about $400 on the newer vessels, or about 2.5% quarter-over-quarter. The older vessels are off about 8.5% quarter-over-quarter, so certainly the trends are not positive, but we think supply/demand equilibrium will be realized certainly over 2011 at some point and we’re reasonably comfortable with the fleet will end up with at that point.

Here is where we think we’ll end up from a fleet age perspective, if we accomplish the things that we’ve being describing. Unfortunately, in some sense, we’re getting a newer fleet faster than we wanted because of the stacking and disposition of older equipment on an accelerated pace. But if we see the attrition expected over the next couple of years on the older vessels, we take delivery of what we have and maintain a spend rate consistent with where we’ve been at, we’ll end up with an average fleet age of 12 to 13 years by fiscal ‘12, which is exactly where we want to be with an asset base that largely has a 25-year life to it. My sense is that if acquisition opportunities present themselves (and they should since we’re probably one of few cash buyers in the market today and have an interest in stepping up our fleet renewal program) then you’ll see that average age shift over a bit and we’ll realize that 12 to 13-year average life sooner than advertised.

And finally, our financial strategy is — it’s really three-pronged. We think in a capital-intensive cyclical industry that’s got a lot of commodity price leverage, maintaining a conservative financial profile is a sensible strategy. Our shareholders will generate much more in the way of return from good decisions in regards to our investment activity than our financing activity. I am a banker by trade, but really I’m not going to be the one that moves the needle by picking up 100 basis points on our WACC and when we can pick up 500 or 600 basis points in terms of our returns on invested capital. We do invest on — at least on our best estimate of through cycle returns, which is why we stepped back from commitments in late 2008 and why we believe we should be stepping up commitments today. So we think the report card is reasonable in terms of delivering results and hopefully you’d agree with that.

And with that, I think we’ll wrap it up and head to the breakout room.

Arun Jayaram: Great

Unidentified Audience Member: Could you just talk about the day rate progression a little bit? You mentioned the decline, I appreciate that it’s — it was a little bit harder hit on the traditional vessels versus the newer ones. But — so presumably, that’s a lagging effect once you’ve got utilization declines. So how many quarters does it take to kind of — when you see utilization pick back up in the international markets, I guess how many quarters?

Quinn Fanning: This has actually been happening for a couple of quarters. What you’re seeing is, there is a lagging effect, as a result of our contract cover. So 60-some percent of our newer equipment has got contract covered over the next 12 months. It’s a lower number for the older equipment, but the average is ought to be about 47%. So when you have a contract come up, and it was last priced 18 months or two years ago, it could very well be the case that either the day rate decline is less than what you’re seeing in the spot market over a six-month period of time. Or it could be flat or even up in some cases, if you’ve got a five-year contract that you’re rolling. But it’s tough for us to tell you when the market reverses.

While we’re seeing some positive signs in terms of tendering activity amongst the drillers, there hasn’t been a huge amount of contracting activity, but that will be the early signs of a recovery. In fact, we take a lot of comfort in our geographic footprint and we’ve got very limited exposure to the U.S. Gulf of Mexico. We’re not a participant in the North Sea market. But Southeast Asia has been a bit sloppy and we’re a reasonably large player there. But actually, quarter-over-quarter, we actually like what’s going on in West Africa, at least relative to expectations going into the quarter. So, it’s going to just take some time to play out.

Unidentified Audience Member: Sneak one question in. I think your cash margins are in the mid-40% range, somewhere around there. You guys have been pretty disciplined stacking or selling a lot of older equipment? What are you seeing in terms of some of your competitors? Would margins have to fall by a much greater level, in terms of seeing more stackings and — or retirements — from your competitors?

Quinn Fanning: I think we have certain scale-based economies and scope-based economies that allow us to maintain better margins on equipment relative to a lot of these guys. But — and this isn’t meant to be disparaging in any way, but if you look at the industry there’s probably half dozen “adults,” which are largely the publicly-traded companies, and it’s very fragmented otherwise. The mom and pop operators are going to continue to work as long as they can pay bills. A lot of the Norwegians see significant option value in holding on to equipment and will — as you’ve seen in the North Sea — take it right down to cash breakeven.

How long they can do that? We don’t know. But we think that the other public companies are stacking equipment in a disciplined fashion, but it’s going to take some time for the other guys to believe – to feel the pain. The the trigger, if you will, for a stacking decision isn’t “trying to play Saudi Arabia, and managing global supply” — and that’s kind of an absurd concept. But it’s really when you come up on that 2.5 year drydock and you either have to spend $1 million, $2 million or $3 million, to keep your papers current and get insurance, and that’s when you’ll say, you know what, this market can’t support it and as a result, you’ll stack or sell the equipment.

Arun Jayaram: Okay. Thanks a lot, guys.

10